L3Harris Proprietary Information

Exhibit 10.1

CONDITIONAL WAIVER, SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS
JESUS (JAY) MALAVE

This CONDITIONAL WAIVER, SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS (this “Agreement”) is between L3Harris Technologies, Inc. (“L3Harris”) and JESUS (JAY) MALAVE (“you,” “your” and similar words). The intent of this Agreement is to mutually and finally resolve all matters relating to your employment with and separation from L3Harris.

1.    Separation Date and Treatment. Your employment with L3Harris will end at close of business on January 21, 2022 (your “Separation Date”). You will be paid any accrued but unpaid base salary on the next regularly scheduled payroll date after the Separation Date. For purposes of any post-separation benefits applicable to you (other than equity awards), your separation from employment will be treated and designated as a voluntary resignation. Benefit accruals and contributions under the Retirement Savings Plan and Excess Retirement Savings Plan, including matching contributions, will end as of your Separation Date.

2.    Conditional Waiver of Non-Competition Provisions. You are currently subject to covenants prohibiting you from, directly or indirectly, as an employee or officer or investor or in other capacities, participating in any activities with, or providing services to, a competitive business for a period of not less than the twelve (12) month period following your employment termination date. Such covenants are referred to in this Agreement as the “Existing Non-Compete Agreements” (which are listed on Attachment A to this Agreement). You acknowledge and agree L3Harris has the right to enforce the Existing Non-Compete Agreements and to enjoin you from participating as an employee, officer or otherwise with a competitive business. You have requested that L3Harris waive and not enforce the Existing Non-Compete Agreements and provide consent for you to become the Chief Financial Officer of Lockheed Martin Corporation. Subject to the conditions set forth below in this Section 2, L3Harris agrees to waive the Existing Non-Compete Agreements and to consent to you becoming a full-time employee of Lockheed Martin Corporation (but no other competitive business). This waiver and consent is subject to your compliance with your obligations and agreements contained in this Agreement, including without limitation the condition that you at all times fully comply with and do not breach the following sections of this Agreement:

        (a)    Section 18 “Confidentiality”;
        (b)    Section 19 “Employee Non-Solicitation/Non-Engagement”;
        (c)    Section 20 “Non-Disparagement”;
        (d)    Section 21 “Non-Competition”; and
        (e)    Section 22 “Recusal and Other Protective Provisions.”

The waiver and consent is also conditional on your timely executing and delivering this Agreement to L3Harris and not revoking the Release of All Claims set forth herein. The waiver and consent provided in this Section is referred to in this Agreement as the “Conditional Waiver.”

You acknowledge and agree that if you do not fully satisfy and comply with the Conditional Waiver, the Conditional Waiver will be null and void and terminated as if it had never been granted. In such instance, you agree that L3Harris will be entitled to fully enforce the Existing Non-Compete Agreements (notwithstanding that you may have commenced employment at a competitive business) in addition to enforcement of this Agreement, including but not limited to, Sections 18, 19, 20, 21, and 22. Furthermore, in accordance with Section 7 of this Agreement, you agree that if you do not fully satisfy and comply with the Conditional Waiver and the Sections referenced therein, you will forfeit 3,092 vested Restricted Stock Units and/or the value associated with such units.

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
3.    Benefits. Effective as of the close of business on the Separation Date, you will cease to be eligible for the employee benefit plans, programs and arrangements maintained by L3Harris in accordance with the applicable terms thereof. For the purpose of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), 29 U.S.C. § 1161 et seq., your Separation Date shall serve as the “qualifying event” for the purpose of any rights you may have under COBRA. If you participate in the Medical, Dental, or Vision or a Health Care Flexible Spending Account, you will be offered the opportunity to elect continued coverage for yourself and your qualifying dependents in accordance with COBRA. L3Harris will not pay any premiums due under the Medical, Dental or Vision Plans. You may continue coverage for the COBRA period at the full monthly cost plus a 2% administrative fee. If you do not elect COBRA within the time period required under COBRA, your healthcare benefits and Health Care Flexible Spending Account participation will end on your Separation Date.

4.    Annual Incentive Plan. You acknowledge and agree that in consideration of this Agreement and other good and valuable consideration, including without limitation the Conditional Waiver, the receipt and sufficiency of which is hereby acknowledged and notwithstanding any terms of the L3Harris Annual Incentive Plan (“AIP”) to the contrary, L3Harris may in its sole and absolute discretion determine that you are not entitled to any payment under the AIP in respect of L3Harris’ completed fiscal year 2021, and you hereby waive any entitlement to an AIP payout for L3Harris’ completed fiscal year 2021.
5.    Stock Options. The stock options you hold as of the Separation Date (including Performance Stock Options) will be governed by the terms of the applicable L3Harris Equity Incentive Plan(s) and terms and conditions thereunder in effect at the time of the grant (as amended, if applicable). You agree that this Section supersedes any contrary provision in your award agreements and that all of your stock options (vested or unvested, exercised or unexercised) will, as of the Separation Date, immediately expire, and be cancelled, terminated and forfeited in their entirety and shall not be exercisable to any extent. For purposes of clarity, you agree that you have waived the right to exercise any vested stock options after the Separation Date.

6.    Performance Unit Awards. Your outstanding performance unit awards (including “Momentum” awards) which you hold as of the Separation Date will be governed by the terms of the L3Harris Equity Incentive Plan(s) and terms and conditions thereunder in effect at the time of grant (as amended, if applicable). You agree that this Section supersedes any contrary provision in your award agreements and that all of your performance unit awards (vested or unvested, exercised or unexercised) will, as of the Separation Date, immediately expire, and be cancelled, terminated and forfeited in their entirety.

7.    Restricted Unit Awards. (a) Your outstanding unvested restricted unit awards which you hold as of the Separation Date will be governed by the terms of the applicable L3Harris Equity Incentive Plan(s) and terms and conditions thereunder in effect at the time of the grant (as amended, if applicable). You agree that this Section supersedes any contrary provision in your award agreements and that all of your unvested restricted units will, as of the Separation Date, immediately expire, and be cancelled, terminated and forfeited in their entirety.

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
(b)    Prior to your Separation Date, 3,092 Restricted Stock Units granted on August 1, 2019 vested. You agree that if you breach any of the provisions of Sections 18, 19, 20, 21, and 22 of this Agreement, in addition to any and all other remedies available to L3Harris (including under Section 23), L3Harris shall have the right to reclaim and receive from you: (i) all shares of L3Harris stock and cash, as applicable, issued or paid to you in respect of restricted units that have vested prior to the Separation Date; or (ii) to the extent that you have transferred such shares, the fair market value thereof (as of the date such shares were transferred by you) in cash. Any such return of shares or payment of cash by you shall be made within five (5) business days following receipt of written demand therefore.

8.    No Outplacement Assistance. You will not be eligible for the outplacement program and you will not receive cash in lieu thereof.

9.    No Further Benefits. Unless otherwise expressly provided in this Agreement or pursuant to applicable L3Harris employee compensation or benefit arrangements, you will not be entitled to any pay, wages, paid time off, compensation, severance, insurance, or employment benefits from L3Harris after your Separation Date, and you expressly waive and disclaim such benefits or entitlement. Unless otherwise provided in this Agreement, any post-employment benefits will be governed by the terms and conditions of the applicable plan or program, which may be amended.

10.    Additional Representations and Warranties. You acknowledge that you have read and understand L3Harris’ Code of Conduct and that you do not have any information or knowledge as to non-compliance with, or violation of, the policies and standards set forth therein. You further represent and agree that: (a) you have not instituted, prosecuted, filed, or processed any litigation or other claims or charges against L3Harris that have not previously been communicated to L3Harris in writing; (b) you are not aware of any facts that would give rise to a personal or class action claim against L3Harris under the Family and Medical Leave Act, the Fair Labor Standards Act, any claim for sexual assault, sexual harassment, or any other federal or state statute; (c) you are not aware of any work-related injuries for which you do not already have a pending claim; and (d) you will not sue L3Harris, or join in any lawsuit, or bring or join in any other claim, charge, or proceeding against L3Harris, or any other Releasee (as defined below) concerning any of the claims released by this Agreement. Notwithstanding the foregoing, to the extent, if any, you have a non-waivable right to file or participate in a claim or charge against L3Harris, this Agreement shall not be intended to waive such a right.

11.    Indemnification Agreement; Resignation from Office. (a) The Indemnification Agreement between you and L3Harris (the “Indemnification Agreement”) will remain in full force or effect for claims, proceedings, liability, or loss you incur arising from that portion of any actual or alleged conduct or wrongful acts in your capacity as an employee and officer of L3Harris that occurred prior to your Separation Date. In no event shall this Agreement confer any indemnification or advancement rights or protection for claims, proceedings, liability, or loss you incur arising from that portion of any actual or alleged conduct or wrongful acts that occur after your Separation Date. This Agreement does not waive any rights you may have to indemnification under L3Harris Restated Certificate of Incorporation or By-Laws or to any third-party insurance, including but not limited to any directors and officer’s liability insurance policy(ies) issued to L3Harris.
(b)    You agree that no later than the Separation Date you will resign from any offices, directorships, trusteeships, committee memberships or other positions you hold with L3Harris or

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
any of its affiliates. You agree to execute any documents provided by L3Harris to effectuate your resignation from such offices, directorships, trusteeships, committee memberships or other positions.

12.    Releasees. For purposes of this Agreement, “Releasees” include L3Harris and its subsidiaries and affiliated companies and their officers, directors, shareholders, employees, agents, representatives, plans, trusts, administrators, fiduciaries, insurance companies, successors, and assigns.

13.    Release of All Claims. You, on behalf of yourself and your personal and legal representatives, heirs, executors, successors and assigns, hereby acknowledge full and complete satisfaction of, and fully and forever waive, release, and discharge Releasees from, any and all claims, causes of action, demands, liabilities, damages, obligations, and debts (collectively referenced as “Claims”), of every kind and nature, whether known or unknown, suspected or unsuspected, that you hold as of the date you sign this Agreement, or at any time previously held, against any Releasee, arising out of any matter whatsoever (except for breach of this Agreement). This release specifically includes, but is not limited to, any and all Claims:

a.    Arising out of or in any way related to your employment with or separation from L3Harris, or any contract or agreement between you and L3Harris;

b.    Arising under or based on the Equal Pay Act of 1963 (EPA); Title VII of the Civil Rights Act of 1964 (Title VII); Section 1981 of the Civil Rights Act of 1866 (42 U.S.C. §1981); the Civil Rights Act of 1991 (42 U.S.C. §1981a); the Americans with Disabilities Act of 1990 (ADA); the Family and Medical Leave Act of 1993 (FMLA); the Genetic Information Nondiscrimination Act of 2008 (GINA); the National Labor Relations Act (NLRA); the Worker Adjustment and Retraining Notification Act of 1988 (WARN); the Uniform Services Employment and Reemployment Rights Act (USERRA); the Rehabilitation Act of 1973; the Occupational Safety and Health Act (OSHA); the Employee Retirement Income Security Act of 1974 (ERISA) (except claims for vested benefits, if any, to which you are legally entitled); the False Claims Act; Title VIII of the Corporate and Criminal Fraud and Accountability Act (18 U.S.C. §1514A) (Sarbanes-Oxley Act); the federal Whistleblower Protection Act and any state whistleblower protection statute(s); the Florida Civil Rights Act or any other fair employment practice statute(s) of any state, in each case as amended from time to time;

c.    Arising under or based on any other federal, state, county or local law, statute, ordinance, decision, order, policy or regulation prohibiting employment discrimination; providing for the payment of wages or benefits (including overtime and workers’ compensation); or otherwise creating rights or claims for employees, including, but not limited to, any and all claims alleging breach of public policy; the implied obligation of good faith and fair dealing; or any express, implied, oral or written contract, handbook, manual, policy statement or employment practice; or alleging misrepresentation; defamation; libel; slander; interference with contractual relations; intentional or negligent infliction of emotional distress; invasion of privacy; assault; battery; retaliation; fraud; negligence; harassment; retaliation; or wrongful discharge; and

d.    Arising under or based on the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”), and alleging a violation thereof by any Releasee, at any time on or prior to the date this Agreement is executed.

        Notwithstanding the foregoing, the release granted under Section 13 specifically excludes:

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
(a)    any violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, may not be waived;
(b)    any right to base salary accrued prior to the Separation Date; and
(c)    any Claim that is based on an act or omission that occurs after the revocation period in Section 25.
14.    Filing an Action Despite Release. You agree that you will not file a civil action, lawsuit or administrative proceeding against any Releasee with respect to any of the Claims released herein (this does not include claims which, by law, cannot be waived). This provision prohibits you from recovering monetary or other relief in any legal proceeding brought by you or on your behalf, but does not apply to or limit your right to initiate or participate in an EEOC or other administrative proceeding in which you do not seek personal relief. This provision also does not preclude you from bringing suit to challenge the validity or enforceability of this Agreement under the ADEA, as amended by the OWBPA.

This Agreement does not limit your ability: (a) to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Occupational Safety and Health Administration, or any other federal, state or local governmental agency or commission. This Agreement does not limit your ability under applicable U.S. federal law to: (a) disclose trade secrets in confidence to an attorney or to federal, state and local government officials for the sole purpose of reporting or investigating a suspected violation of law or (b) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if such filing is made under seal and protected from public disclosure.

15.    Return of Property. You agree that, no later than your Separation Date, you will return to L3Harris all company information and property, in whatever form, including but not limited to laptop, phone, tablets, documents, records, reports, notebooks, drawings, photographs, technical data, credit cards, keys, equipment, computer software, supplies, or other information or property containing confidential or proprietary information of L3Harris or its subsidiaries and affiliates, and you agree that you will not retain copies of same. You further agree and certify that, no later than your Separation Date, you will permanently delete from your personal computers, tablets or storage devices any and all confidential or proprietary documents and/or information relating to L3Harris and its subsidiaries and affiliates.

16.    Trading Restrictions; Officer Questionnaire. (a) You agree and acknowledge that following your Separation Date you shall continue to be subject to the L3Harris securities insider trading policies. You also acknowledge that trading on the basis of material non-public information, or providing such information to others that may trade, is a violation of the federal securities laws. You also agree not to trade in any L3Harris securities until after the expiration of ninety (90) days after your Separation Date.

(b)    Upon reasonable request by L3Harris, you shall complete an officer questionnaire in the form provided to L3Harris senior executives, the responses to which may be used to enable L3Harris to comply with the disclosure obligations to the SEC.

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
17.    Legal Proceedings and Cooperation. You agree that you will, to the extent reasonably requested, cooperate with and serve in any capacity reasonably requested by L3Harris in any pending or future investigation (including internal investigation), litigation or proceedings in which L3Harris is or may be a party, and regarding which you, by virtue of your employment with L3Harris, may have knowledge or information which L3Harris deems relevant to said litigation, investigation or proceedings including, but not limited to, acting as L3Harris’ representative or on behalf of L3Harris in any said investigation, litigation, or proceedings. You further agree that you will, without the necessity for subpoena, provide in any jurisdiction in which L3Harris requests, truthful testimony relevant to said investigation, litigation or proceedings. In connection with the foregoing, L3Harris will attempt to accommodate your schedule, provide you with reasonable advance notice of the times at which your services are needed and reimburse you for reasonable out-of-pocket expenses. This provision shall survive termination of this Agreement.

18.    Confidentiality. In addition to your agreement to return all company information and property to L3Harris, you acknowledge that, while employed by L3Harris, you had access to, acquired and/or assisted in the development of confidential or proprietary information, inventions, and trade secrets relating to the present and anticipated business and operations of L3Harris or its subsidiaries and affiliates, whether or not marked or otherwise designated as confidential, whether in document, electronic or other form and includes, but is not limited to: financial projections, financial forecasts, performance results; research projects; manufacturing or operating processes; sales and marketing methods; business opportunities; marketing plans; sales forecasts and product plans; distributor and customer pricing information; personnel data regarding employees of L3Harris or its subsidiaries and affiliates, including salaries; and other information of a similar confidential nature not available to the public. You agree to keep confidential and not to disclose or use such confidential and proprietary information, inventions and trade secrets without the prior written consent of a senior executive of L3Harris or until such time as the information, inventions and trade secrets become public knowledge. You further agree not to use or disclose such confidential or proprietary information, inventions and trade secrets to solicit business directly or indirectly on behalf of any subsequent employer from any present or prospective customer(s) of L3Harris or its subsidiaries or affiliates. You understand that these obligations continue after your Separation Date. The provisions of this Section 18 are separate from and in addition to the confidentiality restrictions contained in the equity awards granted to you by L3Harris and accepted by you or in any other confidentiality agreement entered into between you and L3Harris or any subsidiary or affiliate thereof. Any breach of the above-described additional confidentiality provisions will also constitute a violation and breach of this Agreement.

    The Parties agree that this Agreement is not confidential nor proprietary information of L3Harris and you are permitted to disclose its terms to third parties, including but not limited to your spouse, professional advisors and Lockheed Martin Corporation. L3Harris agrees that your disclosure of this Agreement shall not be a breach of this Agreement, the confidentiality obligations contained in the equity awards granted to you by L3Harris or any other confidentiality agreement entered into between you and L3Harris or any subsidiary or affiliate thereof.

19.    Employee Non-Solicitation/Non-Engagement.  In consideration of the benefits and consideration to be made to you under this Agreement, including but not limited to the Conditional Waiver, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, commencing on the date hereof and continuing through January 21, 2024, you agree that you will not, directly or indirectly, individually or on behalf of any other employer or any other business, person or entity: (i) recruit, induce, Solicit, attempt to recruit, attempt to induce, or attempt to Solicit any Restricted Employee to terminate, abandon or otherwise leave or discontinue

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
employment with L3Harris or any of its subsidiaries for the purpose of joining or affiliating with Lockheed Martin Corporation or any other Competitive Business; or (ii) hire or cause or assist any Restricted Employee to become employed by or provide services to Lockheed Martin Corporation or any other Competitive Business, person or entity whether as an employee, consultant, contactor or otherwise. You also agree that this restriction is reasonable and necessary for the protection of L3Harris’ legitimate business interests, that it does not infringe on your ability to earn a living, and that a violation of this restriction will cause irreparable harm to L3Harris.  The provisions of this Section 19 are separate from and in addition to any other non-solicit agreement between you and L3Harris or its subsidiaries or affiliates, including but not limited to the terms and conditions of equity awards granted to you by L3Harris and accepted by you. Any breach of the above-described additional non-solicitation provisions will also constitute a violation and breach of this Agreement. For purposes of this Agreement “Solicit” or “Soliciting” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages, engages or requests any person to take or refrain from taking any actions. For purposes of this Agreement, “Restricted Employee” means any person who, as of the Separation Date, is a Corporate Officer of L3Harris or who holds a job classification level at L3Harris of XL3, XL2, XL1, or XL0 or any person with whom you dealt in the course of performing your job duties during the twelve (12) months prior to the Separation Date.

20.    Non-Disparagement. (a) In consideration of the benefits to be made to you under this Agreement, including but not limited to the Conditional Waiver, and for other good and valuable consideration, the receipt and sufficiency of which you hereby acknowledge, you agree that you will not, directly or indirectly, criticize, disparage, defame, or otherwise attempt to impugn the character, integrity or reputation of Releasees or the products or services of L3Harris and its subsidiaries or affiliates (verbally, in writing or otherwise), nor will you unlawfully interfere with any of the business relationships of L3Harris and its subsidiaries or affiliates.

(b)    L3Harris agrees to instruct its Corporate Officers not to criticize, disparage, defame, or otherwise attempt to impugn your character, integrity or reputation to Lockheed Martin Corporation.

(c)    The provisions of this Section 20 are separate from and in addition to any other non-disparagement agreement between you and L3Harris or its subsidiaries or affiliates, including but not limited to, the non-disparagement restrictions contained in the equity awards granted to you by L3Harris and accepted by you. Any breach of the above-described additional non-disparagement provisions will also constitute a violation and breach of this Agreement. Nothing in this Section 20 is intended or should be construed to prevent you or L3Harris or its designated representatives from providing truthful testimony or information to any person or entity as required by law or fiduciary duties.

21.    Non-Competition. (a) In consideration of the benefits and consideration to be made to you under this Agreement, including but not limited to the Conditional Waiver, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you agree that from your Separation Date through January 21, 2023, you shall not, directly or indirectly, as an employee, independent contractor, consultant, officer, director, principal, lender or investor engage or otherwise participate in any activities with, or provide services to, a Competitive Business, without the prior written consent of the Vice President, Chief Human Resources or other designated executive officer of L3Harris (which consent shall be at such officer’s discretion to give or withhold). Nothing in this section shall preclude you from owning up to 1% of the equity in any publicly traded company. For purposes of this Agreement, “Competitive Business” means any

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
business, person or entity that is engaged, or planning or contemplating to engage within a period of twelve (12) months, in any business activity that is competitive with the business and business activities engaged in by a business unit of L3Harris at the Separation Date. The provisions of this Section 21 are separate from and in addition to any other non-competition agreement between you and L3Harris or its subsidiaries or affiliates, including but not limited to the Existing Non-Compete Agreements. Any breach of the Existing No-Compete Agreements will also constitute a violation and breach of this Agreement.

(b)    Provided you are in compliance with the Conditional Waiver and all other terms of this Agreement, Lockheed Martin Corporation will not be considered a Competitive Business for purposes of this Section 21.

22.    Recusal and Other Protective Provisions. You agree that from your Separation Date through July 21, 2023 you will recuse yourself from any discussions of or participation in : (1) bids and proposals or awards or other contracts or opportunities in which Lockheed Martin Corporation is in competition with L3Harris or its subsidiaries, and (2) any business opportunity in which L3Harris is a subcontractor to or a “teammate” or contracting party with Lockheed Martin Corporation, or vice versa. Notwithstanding the expiration of the recusal obligations set forth in this Section 22, you acknowledge and agree that you will remain subject to the confidentiality obligations you have to L3Harris following the expiration of such recusal period, including under Section 18 of this Agreement.

23.    Breach of Agreement; Clawback. If you file or permit to be filed any civil action, lawsuit, or administrative proceeding against any Releasee seeking personal legal or equitable relief in connection with any matter relating to your employment with or separation from L3Harris, breach the restrictive covenants applicable to you under this Agreement or otherwise breach a provision of this Agreement, in addition to any other rights, remedies, or defenses L3Harris or the other Releasees may have, L3Harris may: (1) immediately terminate this Agreement, if still in effect, without further obligation or liability to you of any kind; (2) recover from you the aggregate dollar value of all pay, insurance, and other benefits provided to you following the Separation Date; (3) recover and reclaim from you shares of L3Harris stock or cash, as the case may be, as set forth in Section 7(b); and (4) recover from you all damages, costs and expenses, including reasonable attorneys’ fees and costs, incurred by L3Harris or the other Releasee(s) in defending such civil action, lawsuit or administrative proceeding or in connection with such breach, including such reasonable attorneys’ fees and costs incurred in recovering such amounts. You further agree that any breach or threatened breach by you, intentional or otherwise, of the non-solicitation, non-competition or other provisions of this Agreement, including Sections 18, 19, 20, 21, and 22 will entitle L3Harris, in addition to other available remedies, to a temporary and permanent injunction or any other appropriate degree of specific performance in order to enjoin such breach or threatened breach.

24.    No Admission of Liability. By entering into this Agreement, L3Harris does not admit to, and expressly denies, any liability or wrongdoing. In addition, you acknowledge and agree that this Agreement may not be used as evidence to claim or prove any alleged wrongdoing by L3Harris, other than failure to comply with the terms of this Agreement.

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
25.    Acknowledgement of ADEA Rights and Informed Consent. You acknowledge as follows:

a.    You are advised to consult with an attorney or other representative of your choice prior to signing this Agreement;

b.    By executing this Agreement, you waive all rights or claims, if any, that you have or may have against any Releasee under the ADEA, as amended by the OWBPA, and under any state or local laws prohibiting age discrimination;

c.    You are waiving rights and claims that you may have under the ADEA in exchange for consideration that is additional to anything of value to which you are already entitled, including but not limited to, the Conditional Waiver;

d.    You are not waiving rights and claims that you may have under the ADEA that may arise after the date this Agreement is signed;

e.    You fully understand this Agreement and are signing it voluntarily and of your own free will;

f.    You received this Agreement on or prior to your Separation Date, and you have up to 21 calendar days from that date to consider whether to sign it, and such 21-day period will not re-start with changes to this Agreement whether material or immaterial;

g.    If you wish to sign this Agreement prior to the expiration of the 21-day period explained above, you may do so;

h.    You have seven (7) calendar days following the date you sign this Agreement to revoke your release of claims under the ADEA, and your release of such claims will not become effective until the revocation period has expired without your revoking it (at which time it will become fully enforceable and irrevocable); and

i.    To revoke your release of claims under the ADEA, you must deliver to L3Harris (via both U.S. mail and electronically), within the 7-day revocation period, a signed written statement that you revoke your release of claims under the ADEA. The revocation must be postmarked within the period stated above and addressed to:

James P. Girard
Vice President, Chief Human Resources Officer
L3Harris Technologies, Inc.
1025 W NASA Blvd
Melbourne, Florida 32919

If you revoke your release of claims under the ADEA, you understand that you will not be entitled to receive the benefits and consideration, including the Conditional Waiver, described herein.

26.    Entire Understanding. This Agreement constitutes the entire agreement between you and L3Harris with respect to the subjects addressed herein. However, except as specifically set forth in this Agreement, this Agreement is not intended to supersede the provisions of (1) the terms and conditions of equity grants set forth on Attachment A to this Agreement, or (2) any other

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
obligations you may have regarding confidentiality, non-disclosure, intellectual property, ownership of inventions, non-competition and/or non-solicitation pursuant to any agreement with L3Harris or its subsidiaries or affiliates.

27.    Withholding. Notwithstanding any other provision of this Agreement, L3Harris may withhold from amounts payable under this Agreement all amounts that are required or authorized to be withheld, including, but not limited to, federal, state, local and foreign taxes to be withheld by applicable laws or regulations.

28.    Successors and Assigns. This Agreement will be binding in all respects upon, and will inure to the benefit of, the parties’ representatives, heirs, executors, successors, and assigns.

29.    Governing Law. The parties agree that L3Harris is headquartered in Melbourne, Florida. The validity and interpretation of this Agreement will be governed exclusively by Florida law without giving effect to principles of conflicts of law. The parties stipulate that jurisdiction and venue will lie exclusively in Brevard County, Florida or the United States District Court for the Middle District of Florida for any action involving the validity, interpretation and enforcement of this Agreement, for any claim for breach of this Agreement, and for damages or any other relief sought under this Agreement.

30.    Severability and Intent for Court to Enforce Covenants to Maximum Extent. In the event that any provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable, the parties agree that such provision shall be modified or restricted as necessary to render it valid, legal and enforceable. It is expressly understood and agreed that such modification or restriction may be accomplished by mutual accord between the parties or, alternatively, by disposition of a court. The parties further agree that if such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any of the remaining provisions. You acknowledge and agree that (i) the scope and duration of the restrictions in Sections 18, 19, 20, 21, and 22 are fair and reasonable; (ii) if any provisions of Sections 18, 19, 20, 21, or 22 or any part thereof are held to be unenforceable, the court making such determination shall have the power to revise or modify such provision to make it enforceable to the maximum extent permitted by applicable law and, in its revised or modified form, such provision shall then be enforceable, and if the provision is not capable of being modified or revised so that it is enforceable, it shall be excised from this Agreement without affecting the enforceability of the remaining provisions.
31.    Recovery of Previous Awards for Restatements, Etc. You agree that you will remain subject to Section 15 of the Annual Incentive Plan and Section 13.10 of the 2015 Equity Incentive Plan if any of the L3Harris’ financial restatements are restated as a result of errors, omissions or fraud and L3Harris seeks to recover all or a portion of prior payments or awards made to you under such plans.

32.    Preparation of Agreement. This Agreement will be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. Regardless of which party initially drafted this Agreement, it will not be construed against any one party, and will be construed and enforced as a mutually-prepared document.

33.    Headings. Section headings are for convenience only and shall not be used to interpret or construe this Agreement.

JM             JG
Employee                L3Harris

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L3Harris Proprietary Information

Exhibit 10.1
34.    Waiver of Jury Trial. The Parties expressly waive their right to a jury to decide any controversy or claim concerning or arising out of this Agreement. Any controversy or claim concerning or arising out of this Agreement shall be adjudicated by a judge sitting without a jury. THIS CONSTITUTES A WAIVER OF JURY RIGHTS.

35.    Counterparts. This Agreement may be executed in counterparts or by copies transmitted electronically, all of which have the same force and effect as the original.

PLEASE READ AND CAREFULLY CONSIDER THIS AGREEMENT BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING BUT NOT LIMITED TO THOSE MADE UNDER FEDERAL, STATE, AND/OR LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT, TO THE EXTENT PERMITTED BY LAW.

YOU AFFIRM AND ACKNOWLEDGE THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, L3HARRIS HAS PAID YOU ANY AND ALL WAGES, BONUSES, COMMISSIONS, INCENTIVES, SEVERANCE PAY, VACATION PAY AND/OR OTHER PAY OWED TO YOU AS A RESULT OF YOUR EMPLOYMENT BY L3HARRIS, AND YOU AGREE THAT NO SUCH FURTHER PAYMENTS OR AMOUNTS ARE OR WILL BE OWED.

YOU ACKNOWLEDGE THAT THIS AGREEMENT CONTAINS A WAIVER OF JURY RIGHTS.

Agreed to:

Employee:    L3Harris Technologies, Inc.

/s/ Jesus Malave            By: /s/ James P. Girard
Signature    Name:    James P. Girard
        Title:    Vice President,
            Chief Human Resources Officer

Jesus Malave            Date:    January 21, 2022
Print Name

Date: January 21, 2022

JM             JG
Employee                L3Harris

STM/bs/22-001    Page 11 of 12

L3Harris Proprietary Information

Exhibit 10.1
Attachment A

EQUITY AWARDS AND EXISTING NON-COMPETE AGREEMENTS

Grant Date / Type*	# Granted	Vested Prior to January 21, 2022
8-1-19 Stock Options	34,707	0
8-1-19 Performance Share Units	3,222	0
8-1-19 Restricted Units	4,638	3,092
2-28-20 Stock Options	15,222	5,074 **
2-28-20 Performance Share Units	5,311	0
2-28-20 Restricted Share Units	2,656	0
2-26-21 Stock Options	14,232	0
2-26-21 Performance Share Units	6,597	0
2-26-21 Restricted Share Units	3,299	0
* All listed equity grants include non-compete provisions which were accepted.
** Such stock options were terminated, cancelled and forfeited on the Separation Date.
For avoidance of doubt, any and all other options, restricted units and performance share units are forfeited.

JM             JG
Employee                L3Harris

STM/bs/22-001    Page 12 of 12